EXHIBIT 4.1

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (this “Amendment”) is entered into as of June 28, 2024 by and among CAPSTONE GREEN ENERGY LLC, a Delaware limited liability company, as issuer (the “Company”), CAPSTONE GREEN ENERGY HOLDINGS, INC. (“Holdings”) and CAPSTONE TURBINE FINANCIAL SERVICES, LLC, as guarantors, the Purchaser signatory hereto and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as collateral agent for the Purchaser (in such capacity, the “Collateral Agent”).

RECITALS

A.The Company, certain subsidiaries of the Company, the Purchaser and the

Collateral Agent are parties to a certain Note Purchase Agreement, dated as of December 7, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Purchase Agreement), pursuant to which the Purchaser has agreed to purchase the Notes issued by Company;

B. The Company has requested certain amendments to the Note Purchase Agreement, as set forth herein and, subject to the terms and conditions hereof, the Purchaser (being the sole Purchaser under the Note Purchase Agreement) executing this Amendment is willing to do so; NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A. AMENDMENTS

1.Section 1.1 Definitions, “Consolidated Adjusted EBITDA” is subsection (i)(k) is hereby deleted in its entirety and replaced with:

“(k) for the period beginning on the Closing Date and ending at the end of

Fiscal Year 2025, fees, charges, costs, losses, expenses (including financial advisory, accounting, auditor, legal and other consulting and advisory fees) related to the restatement of, or other adjustments to, the financial statements of any Note Party or of

Capstone,”

All other language of Section 1.1 Definitions, “Consolidated Adjusted EBITDA” remain unchanged.

2.Section 5.1(c) of the Note Purchase Agreement is hereby deleted in its entirety and replaced with:

“(c) Annual Financial Statements. As soon as practicable and in any event within (i) one hundred and eighty (180) days after the end of the Fiscal Year ended March 31, 2024, (x) the consolidated balance sheets of Holdings, Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, and cash flows of Holdings, Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification with respect thereto; and (y) with respect to such consolidated financial statements a report thereon of an Acceptable Auditor (which report and accompanying financial statements shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings, Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) and (ii) ninety (90) days after the end of each Fiscal Year thereafter, (x) the consolidated balance sheets of Holdings, Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, and cash flows of Holdings, Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification with respect thereto; and (y) with respect to such consolidated financial statements a report thereon of an Acceptable Auditor (which report and accompanying financial statements shall be unqualified as to going concern and scope of audit (other than a going concern or like qualification resulting solely from an upcoming maturity date for the Notes occurring within one year from the time such opinion is delivered), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings, Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);”

3.Section 6.8(a) of the Note Purchase Agreement is hereby deleted in its entirety and replaced with:

“Consolidated Adjusted EBITDA. Company shall not permit Consolidated Adjusted EBITDA as at the end of any Fiscal Quarter (i) from the Closing Date until September 30, 2024, for the period of the Fiscal Quarters then ended in such calendar year and (ii) from October 1, 2024, for the four Fiscal Quarter period then ended, to be less than the correlative amount indicated below (with corresponding calendar quarters also included as reference):

Fiscal Quarter Ending	Consolidated Adjusted EBITDA
September 30, 2024	$2,500,000
December 31, 2024	$4,000,000
March 31, 2025	$5,000,000
June 30, 2025	$5,500,000
September 30, 2025	$6,000,000

December 31, 2025	$6,500,000

Fiscal Quarter Ending	Consolidated Adjusted EBITDA
March 31, 2026	$8,000,000
June 30, 2026	$8,000,000
September 30, 2026	$8,000,000

4. Section 6.8(b) of the Note Purchase Agreement is hereby amended by deleting and replacing clause (i) in its entirety with:

“from September 30, 2024 to March 30, 2025, $1,000,000;”

5. ANNEX A to Exhibit C, entitled “COMPLIANCE CERTIFICATE” COMPLIANCE is hereby amended by deleting and replacing footnote [******] in its entirety with:

“[* * * * * *] For the period beginning on the Closing Date and ending at the end of Fiscal Year 2025.

C. CONDITIONS TO EFFECTIVENESS

Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Purchaser hereunder, it is understood and agreed that this Amendment shall not become effective, and the Note Parties shall have no rights under this Amendment, until:

1. The Purchaser shall have received the following documents, in form and substance satisfactory to the Purchaser: executed counterparts to this Amendment from the Company, each other Note Party and the Purchaser.

2. Collateral Agent’s legal advisor, Cleary Gottlieb Steen & Hamilton LLP, shall have received from the Note Parties payment of all invoiced fees and expenses in connection with this Amendment, prior to or substantially simultaneously with the execution of this Amendment.

D. REPRESENTATIONS

Each Note Party hereby represents and warrants to the Purchaser and the Collateral Agent that:

1.Each of the Note Parties and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Note Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect; and

2.The execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of each Note Party that is a party hereto.

E. OTHER AGREEMENTS

1.Continuing Effectiveness of Note Documents. As amended hereby, all terms of the Note Purchase Agreement and the other Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Note Parties party thereto. To the extent any terms and conditions in any of the other Note Documents shall contradict or be in conflict with any terms or conditions of the Note Purchase Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Note Purchase Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Note Purchase Agreement as modified and amended hereby.

2.Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by the Note Parties of this Amendment and the consummation of the transactions described herein, and ratifies and confirms the terms of the Guaranty to which such Guarantor is a party with respect to the indebtedness now or hereafter outstanding under the Note Purchase Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Note Parties to the Purchaser or any other obligation of the Note Parties, or any actions now or hereafter taken by the Purchaser with respect to any obligation of the Note Parties , the Guaranty to which such Guarantor is a party (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Guarantor under the Guaranty to which such Guarantor is a party.

3.Acknowledgment of Perfection of Security Interest. Each Note Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to Collateral Agent and the Purchaser under the Note Purchase Agreement and the other Note Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Note Purchase Agreement and the other Note Documents.

4.Effect of Agreement. Except as set forth expressly herein, all terms of the Note Purchase Agreement, as amended hereby, and the other Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Note Parties to the Purchaser and Collateral Agent. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchaser under the Note Purchase Agreement, nor constitute a waiver of any provision of the Note Purchase Agreement, in each case, except as expressly provided herein. This Amendment shall constitute a Note Document for all purposes of the Note Purchase Agreement.

5.Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Purchase Agreement and the other Note Documents or an accord and satisfaction in regard thereto.

7.Costs and Expenses. The Note Parties agrees to pay on demand all costs and expenses of Purchaser and Collateral Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for Purchaser and Collateral Agent with respect thereto.

8.Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission, electronic transmission (including delivery of an executed counterpart in .pdf format) shall be as effective as delivery of a manually executed counterpart hereof.

9.Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns. No third party beneficiaries are intended in connection with this Amendment.

10.Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

11.Release. (a) Each Note Party hereby releases, acquits, and forever discharges Collateral Agent and the Purchaser, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of Collateral Agent and the Purchaser (each a “Releasee”), from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys' fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which such Note Party may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of Releasee existing or occurring on or prior to the date of this Amendment or any instrument executed on or prior to the date of this Amendment including, without limitation, any claims, liabilities or obligations arising with respect to the Note Purchase Agreement or the other of the Note Documents. The provisions of this paragraph shall be binding upon each Note Party and shall inure to the benefit of Releasees, and their respective heirs, executors, administrators, successors and assigns, and the other released parties set forth herein. No Note Party is aware of any claim or offset against, or defense or counterclaim to, any Note Party’s obligations or liabilities under the Note Purchase Agreement or any other Note Document. The provisions of this Section shall survive payment in full of the Obligations, full performance of the terms of this Amendment and the Note Documents, and/or Collateral Agent’s or the Purchaser’s actions to exercise any remedy available under the Note Documents or otherwise. Each Note Party warrants and represents that such Note Party is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and each Note Party has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

CAPSTONE GREEN ENERGY LLC, as the Company and as a Note Party

By: /s/ John Juric
Name: John Juric
Title: Executive Vice President, Chief Financial Officer and Secretary

Guarantors:

CAPSTONE GREEN ENERGY HOLDINGS, INC.

By: /s/ John Juric Name: John Juric
Title: Chief Financial Officer (Principal Financial Officer), Treasurer and Secretary

CAPSTONE TURBINE FINANCIAL SERVICES, LLC

By: /s/ John Juric Name: John Juric
Title: Executive Vice President, Chief Financial Officer and Secretary

CAPSTONE DISTRIBUTOR SUPPORT SERVICES CORPORATION as Purchaser

By: /s/ Matt Carter

Name: Matt Carter

Title: Authorized Signatory

GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P. as Collateral Agent

By: /s/ Greg Watts

Name: Greg Watts

Title: Authorized Signatory